UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

BERNARD CHAUS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-9169	13-2807386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

530 Seventh Avenue
New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 354-1280
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      Bernard Chaus, Inc. (the "Company") has entered into debt restructuring agreement with China Ting Group ("CTG") under which $12 million of trade payables are being converted into senior unsecured term notes with a final maturity of September 1, 2016. The term notes bear interest at 5.25%, payable currently, and have the principal amortization beginning April 2013 with a final balance of $5,000,000 payable September 1, 2016.  The agreement and the notes were placed in escrow and released on January 31, 2012.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the debt restructuring agreement, which is attached as Exhibit 10.1 to this report, and the notes, which are attached as Exhibit 10.2 and 10.3 to this report, all of which are incorporated herein by reference.

Item 8.01            Other Events.

On January 31, 2012, the Company issued a press release related to the above.  The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Debt Restructuring Agreement between the Company, S.L. Danielle Acquisition LLC, Cynthia Steffe Acquisition, LLC and China Ting Fashion Group (USA) LLC, dated January 20, 2012
10.2	Senior Unsecured Promissory Note, dated January 20, 2012
10.3	Senior Unsecured Promissory Note, dated January 20, 2012
99.1	Press release, dated January 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.

By:	s/ Josephine Chaus
Josephine Chaus
Chief Executive Officer

Date:  February 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debt Restructuring Agreement between the Company, S.L. Danielle Acquisition LLC, Cynthia Steffe Acquisition, LLC and China Ting Fashion Group (USA) LLC, dated January 20, 2012
10.2	Senior Unsecured Promissory Note, dated January 20, 2012
10.3	Senior Unsecured Promissory Note, dated January 20, 2012
99.1	Press release, dated January 31, 2012